Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 9, 2022 (“Closing Date”), Globis consummated the previously announced business combination pursuant to a securities purchase agreement, dated December 19, 2021 (as amended, modified or waived from time to time, the “Business Combination Agreement”) which provides for the Business Combination (as defined below) between Globis and Forafric Agro Holdings Limited, a Gibraltar private company limited by shares (“FAHL”).

In accordance with the Business Combination Agreement, the consummation of the following series of separate transactions took place (collectively, the “Business Combination”): (i) Globis formed a new holding company, Globis NV Merger Corp., a Nevada corporation (“Globis Nevada”), which changed its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar private limited company known as “Forafric Global Limited” (the “Redomiciliation”) and, following the Redomiciliation, altered its authorized and issued share capital and thereafter re-registered as a Gibraltar public company limited by shares and changed its name to “Forafric Global PLC” (referred to herein as “New Forafric”); (ii) New Forafric formed a new wholly-owned subsidiary, Globis NV Merger 2 Corp., a Nevada corporation (“Merger Sub”); (iii) Globis merged with and into Merger Sub, with Merger Sub surviving (the “Merger”); (iv) an agent was appointed to act on behalf of Globis stockholders such that, subject to and immediately following the completion of the Merger, the agent entered into a contribution and subscription agreement with New Forafric (the “Contribution Agreement”) pursuant to which the issued and outstanding shares of common stock of Merger Sub issued pursuant to the Merger were exchanged (the “Exchange”), on a one-for-one basis, for ordinary shares, nominal value $0.001 per share, of New Forafric (the “Ordinary Shares”); and (v) New Forafric acquired 100% of the equity interests in FAHL from Lighthouse Capital Limited (“Seller”) and FAHL became a direct subsidiary of New Forafric.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of Globis and FAHL adjusted to give effect to the Business Combination, the PIPE Investment, the Forward Puchase Agreements and the purchase of the Convertible Bonds.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the unaudited historical consolidated balance sheet of Globis as of March 31, 2022 with the unaudited historical consolidated balance sheet of FAHL as of March 31, 2022, giving effect to the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds, as if each had been consummated as of that date.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 combines the unaudited historical consolidated statement of operations of Globis for the three months ended March 31, 2022 with the unaudited historical consolidated statement of operations of FAHL for the three months ended March 31, 2022, giving effect to the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds, as if each had been consummated as of January 1, 2021, the earliest period presented.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 combines the audited historical statement of operations of Globis for the year ended December 31, 2021 with the audited historical consolidated statement of operations of FAHL for the year ended December 31, 2021, giving effect to the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds, as if each had been consummated as of January 1, 2021, the earliest period presented.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions consummated after March 31, 2022 and pro forma adjustments that are directly attributable to the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination, the PIPE Investment, the Forward Purchase Agreements and the purchase of the Convertible Bonds.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Globis and FAHL have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. This information should be read together with the following:

●	the historical unaudited consolidated financial statements of Globis as of and for the three months ended March 31, 2022 and 2021;

●	the historical audited financial statements of Globis as of and for the year ended December 31, 2021;

●	the historical unaudited consolidated financial statements of FAHL as of and for the three months ended March 31, 2022 and 2021;

●	the historical audited consolidated financial statements of FAHL as of and for the years ended December 31, 2021 and December 31, 2020;

●	the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Globis,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FAHL” and other financial information included elsewhere in this Current Report on Form 8-K; and

●	other information relating to Globis and FAHL included in this Current Report on Form 8-K, including the Business Combination Agreement.

Description of the Business Combination

As a result of the Business Combination, the Seller received (i) 17,004,762 Ordinary Shares and (b) will be paid the principal sum of $20,000,000 together with interest on the outstanding amount from the Closing Date up to the date of payment (computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days) accrued but unpaid thereon at the fixed per annum rate of 8%. The payment shall be made on the first anniversary of the Closing Date.

In addition to the foregoing consideration, the Seller shall be entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s stockholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of New Forafric is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days.

On June 9, 2022, substantially with the Closing, the sale of a number of ordinary shares of New Forafric at a purchase price of $10.50 per shares (the “the PIPE Shares”) was consummated, pursuant to which an accredited investor (the “PIPE Investor”) purchased an aggregate of 1,320,195 Ordinary Shares of New Forafric for total gross proceeds to New Forafric of approximately $13.9 million.

In connection with the Business Combination, between December 31, 2021 and January 3, 2022, investors (each a “Bond Investor”) subscribed for convertible bonds of FAHL, as issuer, in an aggregate principal amount of $11.5 million (the “FAHL Bonds”) in a private placement, issued pursuant to a Bond Subscription Deed (the “Bond Subscription Deed”), among FAHL, the Seller and the Bond Investors. Unless earlier converted or redeemed in accordance with the terms of the FAHL Bonds, the FAHL Bonds were to mature and be redeemed on June 15, 2026. Interest accrued on the FAHL Bonds at a rate of 6% per annum and the Bond Investors were entitled to certain customary information rights. Pursuant to the current terms of the FAHL Bonds, upon consummation of the Business Combination, the FAHL Bonds were novated to New Forafric and automatically converted into 1,248,426 Ordinary Shares of New Forafric (the “Bond Shares”) at a price per share of $9.45, which was a 10% discount to the PIPE Investment. The number of Ordinary Shares was equal to the quotient that results from dividing the aggregate principal amount of the respective FAHL Bond plus accrued but unpaid interest thereon by $9.45, subject to certain adjustments. The Bond Investors include affiliates Up and Up Capital, LLC and Globis SPAC LLC, the sponsors of Globis, who subscribed for an aggregate principal amount of $9 million of the FAHL Bonds, which converted into 977,659 Ordinary Shares of New Forafric.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Globis will be treated as the “acquired” company for accounting purposes and FAHL will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of FAHL issuing shares at the closing of the Business Combination for the net assets of Globis as of the closing date, accompanied by a recapitalization. The net assets of Globis will be stated at historical cost, with no goodwill or other intangible assets recorded.

FAHL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	FAHL’s stockholders will have the largest voting interest in New Forafric under both the no redemption and maximum redemption scenarios;

●	The board of directors of the post-combination company has seven members, and FAHL stockholders have the ability to nominate at least the majority of the members of the board of directors;

●	FAHL’s senior management is the senior management of the post-combination company;

●	The business of FAHL will comprise the ongoing operations of New Forafric; and

●	FAHL is the larger entity, in terms of substantive operations and employee base.

Basis of Pro Forma Presentation

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are the following:

●	An aggregate of 17,004,762 combined company shares issued to the Seller; the PIPE Investment of $13.9 million in proceeds for the sale of 1,320,195 PIPE Shares to PIPE Investor and 1,248,426 shares issued upon the conversion of the FAHL Bonds upon the consummation of the Business Combination.

●	The Earnout Shares have not been included, as these have been deemed financial instruments to be issued upon the occurrence of contingent earn out provisions. The Earnout Shares will be accounted for under ASC Topic 815-40, “Derivatives and Hedging”, pursuant to which the Earnout Shares are considered to be indexed to the Company’s own stock and therefore will be classified as equity instruments.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted loss per share excludes the effect of (1) 2,000,000 Earnout Shares and (2) warrants to purchase 15,789,722 shares to be issued because the inclusion of any of these securities would be anti-dilutive.

Weighted average shares calculation, basic and diluted
Globis public shares	1,887,464
Globis Sponsor and director shares	3,148,333
Globis underwriter shares	402,500
PIPE Investor	1,320,195
Bond Investors	1,248,426
Conversion of Related Party Loans	1,445,164
Combined company shares issued in Business Combination	17,004,762
Weighted average shares outstanding	26,456,844

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2022

(in thousands)

	(A)		(B)	Transaction
	FAHL		Globis	Accounting		Pro Forma
	(Historical)		(Historical)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$21,081		$-	$118,467	(1)	$29,561
				(99,009)	(2)
				13,862	(3)
				(4,313)	(4)
				460	(8)
				(4,787)	(9)
				(16,200)	(10)
Restricted cash				16,200	(10)	16,200
Accounts receivable, net	38,882		-	-		38,882
Amounts due from related party	898		-	-		898
Other receivables	33,378		-	-		33,378
Inventories	24,210		-	-		24,210
Prepaid expenses and other current assets	24		82	450	(4)	556
Total Current Assets	118,473		82	25,130		143,685

Property, plant and equipment	105,236		-	-		105,236
Right-of-use assets	15,390		-	-		15,390
Goodwill	49,580		-	-		49,580
Intangible assets, net	3,812		-	-		3,812
Other assets, noncurrent	1,171		-	-		1,171
Marketable securities held in Trust Account	-		118,467	(118,467)	(1)	-

Total Assets	$293,662		$118,549	$(93,337)		$318,874

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$42,825		$1,379	$(50)	(4)	$63,856
			-	20,000	(5)
			-	(298)	(6)
Lines of credit - working capital	59,507		-	-		59,507
Lines of credit - wheat inventories	81,344		-	-		81,344
Contract liabilities	1,705		-	-		1,705
Current portion of long-term debt	9,653		-			9,653
Promissory note - related party	-		4,327	460	(8)	-
				(4,787)	(9)
Derivative liability		-	-	3,320	(10)	3,320
Other liabilities	1,601		-	-		1,601
Total current liabilities	196,635		5,706	18,645		220,986

Long-term debt	21,291		-	(11,500)	(6)	9,791
Loan from related party	1,210		-	-		1,210
Stockholder loan	15,169		-	(15,169)	(7)	-
Deferred tax liabilities	18,032		-	-		18,032
Total Liabilities	252,337		5,706	(8,024)		250,019

Common stock subject to possible redemption	-		118,450	(118,450)	(2)	-

Stockholders’ Equity
Common stock	120,000		-	2	(2)	26
				1	(3)
				(120,000)	(5)
				21	(5)
				1	(6)
	-		-	1	(7)
Additional paid in capital				19,439	(2)
	-		-	13,861	(3)	151,317
				94,372	(5)
				11,797	(6)
				15,168	(7)
				(3,320)	(10)
Accumulated other comprehensive income	1,012		-	-		1,012
Accumulated deficit	(87,002)		(5,607)	(3,813)	(4)	(90,815)
				5,607	(5)
Non-controlling interest	7,315		-	-		7,315
Total Stockholders’ Equity	41,325		(5,607)	33,137		68,855
Total Liabilities and Stockholders’ Equity	$293,662		$118,549	$(93,337)		$318,874

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2022

(in thousands, except share and per share data)

	(A)	(B)	Transaction
	FAHL	Globis	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$89,071	$-	$-		$89,071
Cost of sales	79,562	-	-		79,562
Gross profit	9,509	-	-		9,509

Selling, general and administrative expenses	8,900	1,066	-	(1)	9,966
Total operating expenses	8,900	1,066	-		9,966
Operating income (loss)	609	(1,066)	-		(457)

Interest income		-	-
Interest expense	(2,580)		-		(2,580)
Foreign exchange loss	(538)	-	-		(538)
Interest earned on marketable securities held in Trust Account	-	10	(10)	(2)	-
Loss before taxes	(2,509)	(1,056)	(10)		(3,575)
Income tax expense	(970)	-	-	(3)	(970)
Net loss	$(3,479)	$(1,056)	$(10)		$(4,545)
Net income attributable to noncontrolling interest	(27)	-	-		(27)
Net loss attributable to the company	$(3,452)	$(1,056)	$(10)		$(4,518)

Weighted average shares outstanding, basic and diluted	-	15,050,833	11,406,011	(4)	26,456,844
Basic and diluted net loss per share	$-	$(0.07)			$(0.17)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2021

(in thousands, except share and per share data)

	(C)	(D)	Transaction
	FAHL	Globis	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$261,679	$-	$-		$261,679
Cost of sales	219,311	-	-		219,311
Gross profit	42,368	-	-		42,368

Selling, general and administrative expenses	38,982	2,679	3,813	(1)	45,474
Total operating expenses	38,982	2,679	3,813		45,474
Operating income (loss)	3,386	(2,679)	(3,813)		(3,106)

Interest income	543	-	-		543
Interest expense	(10,362)		-		(10,362)
Foreign exchange loss	(1,440)	-	-		(1,440)
Interest earned on marketable securities held in Trust Account	-	8	(8)	(2)	-
Loss before taxes	(7,873)	(2,671)	(3,821)		(14,365)
Income tax expense	89	-	-	(3)	89
Net loss	$(7,784)	$(2,671)	$(3,821)		$(14,276)
Net income attributable to noncontrolling interest	198	-	-		198
Net loss attributable to the company	$(7,982)	$(2,671)	$(3,821)		$(14,474)

Weighted average shares outstanding, basic and diluted	-	15,050,833	11,406,011	(4)	26,456,844
Basic and diluted net loss per share	$-	$(0.18)			$(0.54)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. Globis has been determined to be the accounting acquirer under both the no redemption and the maximum redemption scenarios. Under the reverse recapitalization model, the Business Combination will be treated as FAHL issuing equity for the net assets of Globis, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on March 31, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2021, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma combined balance sheet as of March 31, 2022 has been prepared using the following:

●	FAHL’s historical unaudited consolidated balance sheet as of March 31, 2022, included as an Exhibit in this Form 8-K.
●	Globis’ historical unaudited consolidated balance sheet as of March 31, 2022, included in Globis’ Quarterly Report on Form 10-Q filed on May 15, 2022.

The pro forma combined statement of operations for the three months ended March 31, 2022 has been prepared using the following:

●	FAHL’s historical unaudited consolidated statement of operations for the three months ended March 31, 2022 and 2021, included as an Exhibit in this Form 8-K.
●	Globis’ historical unaudited consolidated statement of operations for the three months ended March 31, 2022 and 2021, included in Globis’ Quarterly Report on Form 10-Q filed on May 15, 2022.

The pro forma combined statement of operations for the year ended December 31, 2021 has been prepared using the following:

●	FAHL’s historical consolidated statement of operations for the year ended December 31, 2021 and 2020, included in Globis’proxy statement/prospectus filed on May 12, 2022.
●	Globis’ historical statement of operations for the year ended December 31, 2021, included in Globis’proxy statement/prospectus filed on May 12, 2022.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of New Forafric after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of FAHL and Globis.

Unaudited Condensed Combined Pro Forma Adjustments to the Balance Sheet

(in thousands, except share and per share data)

2.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(A)	Derived from the unaudited consolidated balance sheet of FAHL as of March 31, 2022.
(B)	Derived from the unaudited consolidated balance sheet of Globis as of March 31, 2022.

(1)	To reflect the release of cash from marketable securities held in the Trust Account.

(2)	To reflect (a) the redemption of 9,612,536 shares of common stock for cash payment of $99.0 million and (b) the reclassification of 1,887,464 shares of common stock subject to redemption to permanent equity for stockholders who did not exercise their redemption rights.

(3)	To reflect proceeds received of $13.9 million from the PIPE Investor in exchange for the issuance of 1,320,195 PIPE Shares at a price of $10.50 per share. The PIPE Shares represent 5% of all issued and outstanding ordinary shares.

(4)	To reflect the payment of an aggregate of $4.3 million of legal, financial advisory and other professional fees related to the Business Combination, the prepayment of $0.45 million of directors and officers’ insurance premium and the payment of $0.05 million of accounts payable and accrued expenses. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $3.8 million is reflected as an adjustment to accumulated deficit.

(5)	To reflect the recapitalization of FAHL through (a) the contribution of all the share capital in FAHL to New Forafric ordinary shares (b) the issuance of 17,004,762 New Forafric shares, (c) the elimination of the historical accumulated deficit of Globis of $5.6 million, the legal acquiree, (d) the obligation to pay the Seller a cash payment of $20.0 million.

(6)	Reflects the conversion of the $11.5 million in FAHL Bonds, along with accrued interest of $0.3 million, into 1,248,426 ordinary shares of New Forafric at $9.45 per share.

(7)	Reflects the conversion of the $15.2 million in FAHL stockholder loans into 1,445,164 ordinary shares of New Forafric at $10.50 per share.

(8)	Reflects the additional funds received under the promissory note from related parties in the aggregate amount of $0.46 million.

(9)	Reflects the repayment of the promissory note due to related parties in the aggregate amount of $4.8 million.

(10)	Reflects the establishment of an escrow account ($16.2 million) and a derivative liability ($3.3 million) for New Forafric’s contingent obligation to purchase 1,500,000 Ordinay Shares at $10.80 from certain shareholders, if those shares are not sold in the open market during the three-month period from the close of the Business Combination.

Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Operations

(in thousands, except share and per share data)

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three and Twelve Months Ended March 31, 2022 and December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the three and twelve months ended March 31, 2022 and December 31, 2021 are as follows:

(A)	Derived from the unaudited consolidated statement of operations of FAHL for the three months ended March 31, 2022.

(B)	Derived from the unaudited consolidated statement of operations of Globis for the three months ended March 31, 2022.

(C)	Derived from the audited consolidated statement of operations of FAHL for the year ended December 31, 2021.

(D)	Derived from the audited statement of operations of Globis for the twelve months ended December 31, 2021.

(1)	Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry #2(4) above in the aggregate amount of $3.8 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented.

(2)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(3)	Although the blended statutory rate for the redomesticated entity post business combination would be 21%, the consolidated combined pro forma information under both scenarios results in a net loss for tax purposes. As such, a full valuation allowance has been applied resulting in no adjustment.

(4)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Globis’ initial public offering occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

4.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Globis’ public shares:

Three Months Ended March 31, 2022

Net loss	$(4,518)
Weighted average shares outstanding – basic and diluted	26,456,844
Basic and diluted net loss per share	$(0.17)

Year Ended December 31, 2021

Net loss	$(14,276)
Weighted average shares outstanding – basic and diluted	26,456,844
Basic and diluted net loss per share	$(0.54)

Weighted average shares calculations, basic and diluted

Globis public shares	1,887,464
Globis initial stockholders’	3,148,333
Globis underwriters	402,500
PIPE Investor	1,320,195
Bond Investors	1,248,426
Conversion of Related Party Loans	1,445,164
FAHL stockholders	17,004,762
Weighted average shares outstanding – basic and diluted	26,456,844